CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of V-ONE Corporation on Form S-8 (File No. 333-17749) of our report dated March 24, 1997 on our audits of the financial statements and financial statement schedules of V-ONE Corporation as of December 31, 1995 and 1996 and for the three years in the period ended December 31, 1996, which report is included on page F-2 in the Annual Report on Form 10-K.



                                        /s/ Coopers & Lybrand L.L.P.



McLean, Virginia
March 27, 1997





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